UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2026
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Caribou Biosciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40631	45-3728228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 7th Street, Suite 105 Berkeley, California		94710
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 982-6030
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRBU	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On June 11, 2026, Caribou Biosciences, Inc. (the "Company") issued a press release announcing data from its ANTLER phase 1 clinical trial that evaluated vispacabtagene regedleucel (“vispa-cel;” formerly CB-010), an allogeneic anti-CD19 chimeric antigen receptor ("CAR")-T (“CAR-T”) cell therapy product candidate, in patients with relapsed or refractory B cell non-Hodgkin lymphoma (“r/r B-NHL”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Also, on June 11, 2026, the Company issued a press release announcing longer follow-up data from the dose escalation portion of its ongoing CaMMouflage phase 1 trial evaluating CB-011, an allogeneic anti-B cell maturation antigen (“anti-BCMA”) CAR-T cell therapy product candidate, in patients with relapsed or refractory multiple myeloma (“r/r MM”). A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.
The Company will present the follow-up data from both clinical trials at oral presentations at the European Hematology Association (“EHA”) 2026 Annual Meeting in Stockholm, Sweden, with the vispa-cel data presentation on June 12, 2026, and the CB-011 data presentation on June 14, 2026.
The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (“Securities Act”), regardless of any general incorporation language in any such filing or document, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.
Item 8.01 Other Events.
On June 11, 2026, the Company announced long-term follow-up data from its ANTLER phase 1 clinical trial that evaluated vispa-cel, an off-the-shelf CD19-targeted CAR-T cell therapy product candidate, in patients with r/r B-NHL. The Company also announced longer follow-up data from the dose escalation portion of its ongoing CaMMouflage phase 1 clinical trial evaluating CB-011, an off-the-shelf BCMA-targeted CAR-T cell therapy product candidate, in patients with r/r MM. The Company will present the follow-up data from both clinical trials at oral presentations at the EHA 2026 Annual Meeting in Stockholm, Sweden, with the vispa-cel data presentation on June 12, 2026, and the CB-011 data presentation on June 14, 2026.
ANTLER Clinical Trial Results
The ANTLER phase 1 clinical trial evaluated vispa-cel in adult patients with r/r B-NHL in a multicenter, open-label trial. As of the March 6, 2026, data cutoff date, 85 patients were treated in the ANTLER phase 1 clinical trial.
As of the data cutoff date, 27 second-line ("2L") large B cell lymphoma ("LBCL") patients had received a single dose of 80 million optimized vispa-cel CAR-T cells (defined as cells from a donor younger than 30 years old with at least two matched human leukocyte antigen (“HLA”) alleles between patient and donor) following lymphodepletion with cyclophosphamide at 60 mg/kg/day for two days and fludarabine at 25 mg/m²/day for five days. This pivotal optimized vispa-cel subgroup best represents the treatment regimen and patient population for the planned ANTLER-3 phase 3 clinical trial. Efficacy data from the pivotal optimized vispa-cel subgroup included:
•82% overall response rate (“ORR”)
•67% complete response rate
•17.1 months median progression-free survival (“PFS”)
Vispa-cel was generally well tolerated. In the pivotal optimized vispa-cel subgroup (N=27), there were no reports of graft-versus-host disease (“GvHD”) or grade 3 or higher immune effector cell-associated neurotoxicity syndrome ("ICANS"), and there was one (4%) grade 3 or higher cytokine release syndrome (“CRS”). Other adverse events of special interest included six (22%) grade 3 or higher infections, five (21%; 5/24) grade 3 or higher prolonged cytopenias, and one (4%)

grade 3 or higher immune effector cell-associated hemophagocytic lymphohistiocytosis-like syndrome (“IEC-HS”). In the pivotal optimized vispa-cel subgroup, one vispa-cel-related death occurred due to IEC-HS and one possibly related death occurred due to progressive multifocal leukoencephalopathy.
As previously disclosed, the Company has reached alignment with the U.S. Food and Drug Administration ("FDA") on the design of ANTLER-3, a randomized, controlled pivotal phase 3 clinical trial expected to enroll approximately 250 CD19-naïve 2L LBCL patients who are not eligible for transplant and not candidates or not eligible for autologous CAR-T cell therapy based on access challenges or medical criteria, including the need for urgent therapy. Patients in the investigational arm will receive a single dose of 80 million optimized vispa-cel CAR-T cells following lymphodepletion. Patients in the comparator arm will be treated with an investigator’s choice of standard-of-care regimen: polatuzumab vedotin (“Pola”), bendamustine (“B”), and rituximab (“R”) (“Pola-BR”); R, gemcitabine, and oxaliplatin (“R-GemOx”); Pola-R-GemOx (“Pola-RGO”); or tafasitamab and lenalidomide. Crossover to the vispa-cel arm is permitted after progressive disease. The primary endpoint is PFS. The study is expected to be conducted at approximately 75 clinical trial sites globally, including academic and sophisticated community centers in the United States.
CaMMouflage Clinical Trial Results
The CaMMouflage clinical trial is a multicenter, open-label phase 1 trial evaluating CB-011 in adults with r/r MM who have been treated with three or more prior lines of therapy. As of the May 26, 2026, efficacy data cutoff date, 48 patients had been treated with CB-011 in the dose escalation portion of the CaMMouflage phase 1 clinical trial. The recommended dose for expansion (“RDE”) is 450 million CB-011 CAR-T cells following lymphodepletion (“LD”) with 500 mg/m² cyclophosphamide and 30 mg/m² fludarabine daily for three days (“selected LD regimen”).
As of the May 26, 2026, efficacy data cutoff date, 12 BCMA-naïve patients were treated with the RDE. Median follow up for this cohort is 17.7 months. Details of the efficacy results for this cohort are as follows:
•92% ORR
•83% complete response or stringent complete response (“≥CR”) rate
•91% minimal residual disease (“MRD”) negativity in 10 of 11 evaluable patients
•50% of patients in ≥CR at 15 months
As of the April 20, 2026, safety data cutoff date, CB-011 showed a manageable safety profile across all patients with no cases of GvHD, immune effector cell-associated enterocolitis, parkinsonism, or cranial nerve palsies (N=48). In all patients treated with the selected LD regimen (N=35), there was one CB-011-related death due to immune effector cell-associated hematotoxicity and three unrelated deaths due to pneumonia, respiratory syncytial virus, and respiratory acidosis, respectively. In the 12-patient BCMA-naïve RDE cohort, there were no reports of grade 3 or higher ICANS and one (8%) grade 3 or higher CRS. Other adverse events of special interest in the RDE cohort included three (25%) grade 3 or higher infections, one (8%) grade 3 or higher IEC-HS, and 5 (42%; 5/12) grade 3 or higher prolonged cytopenias.
The Company also reported a patient case study of a 71-year-old male with r/r MM who received eight prior lines of therapy, including ciltacabtagene autoleucel, an approved autologous CAR-T cell therapy. Before entering the CaMMouflage phase 1 clinical trial, the patient never achieved a complete response following any of his post-front-line therapies. After receiving a single dose of CB-011 at the RDE, the patient achieved a complete response at day 28 that was maintained at month 3 and remained ongoing as of the May 26, 2026, efficacy data cutoff date. The safety profile for this patient was manageable, with grade 1 CRS and grade 3/4 aspartate aminotransferase(“AST”)/alanine aminotransferase (“ALT”) elevation. The patient had a history of intermittent ALT elevation prior to enrolling in the CaMMouflage clinical trial. Translational data showed robust CB-011 CAR-T cell expansion and a rapid decrease in serum free light chains that correlated with the patient achieving a complete response.
The Company expects to report initial dose expansion data from the CaMMouflage phase 1 clinical trial in BCMA-naïve and BCMA-exposed patients in the second half of 2026.
Forward-Looking Statements
The disclosure in this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the business and operations of the Company. These forward-looking statements are subject to a number of known and unknown risks, assumptions, uncertainties, and other factors that may cause the actual results, levels of activity, performance, or achievements of the Company to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “likely,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “contribute to,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. All statements, other than statements of historical facts contained in this report, are forward-looking statements, including but not limited to any statements regarding the initiation, timing, progress, strategy, plans, objectives, expectations (including as to the results) with respect to the Company’s CAR-T cell therapy product candidate clinical trials, including the expected design, protocol, and timing of initiation of the pivotal phase 3 clinical trial for vispa-cel in 2L LBCL CD19-naïve patients; its expectations regarding reporting dose expansion data in 2026 from its ongoing CaMMouflage phase 1 clinical trial for CB-011 in patients with r/r MM; the likelihood of its clinical trials demonstrating safety and efficacy of its CAR-T cell therapy product candidates; the beneficial characteristics, safety, efficacy, therapeutic effects, and potential advantages of its CAR-T cell therapy product candidates; and the expected timing or likelihood of regulatory filings and approval for its CAR-T cell therapy product candidates.
Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks inherent in the development of allogeneic CAR-T cell therapy product candidates; uncertainties related to the initiation, cost, timing, progress, and results of its current and future clinical trials; the risk that initial, preliminary, or interim clinical trial data will not ultimately be predictive of the safety and efficacy of its CAR-T cell therapy product candidates or that clinical outcomes may differ as patient enrollment continues and as more patient data becomes available; the risk that different conclusions or considerations are reached once additional data have been received and fully evaluated; the ability to obtain key regulatory input and approvals; and risks related to the Company’s limited operating history, history of net operating losses, financial position, and its ability to raise additional capital as needed to fund its operations and CAR-T cell therapy product candidate development, including the ability to fully fund its pivotal phase 3 clinical trial for vispa-cel; as well as other risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by Caribou Biosciences, Inc. on June 11, 2026
99.2	Press Release Issued by Caribou Biosciences, Inc. on June 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caribou Biosciences, Inc.

Date:	June 11, 2026	By:	/s/ Rachel E. Haurwitz
Rachel E. Haurwitz President and Chief Executive Officer